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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Clayton Williams Energy, Inc.

        We consent to the use of our report dated March 19, 2004, except as to Note 16, which is as of May 21, 2004, with respect to the consolidated balance sheets of Southwest Royalties, Inc. as of December 31, 2003 and 2002, and the related statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus. The audit report covering the December 31, 2003, consolidated financial statements refers to a change in the method of accounting for abandonment obligations in accordance with Statement of Financial Accounting Standards No. 143 "Accounting for Asset Retirement Obligations" as of January 1, 2003, a change in the method of computing depletion as of January 1, 2002, and a change in method of accounting for derivative instruments in accordance with Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" as of January 1, 2001.

                      /s/ KPMG LLP

Midland, Texas
June 23, 2004

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM